                                                                EXHIBIT 99.9.4

                                                                       ANNEX I



                        BUENOS AIRES ENERGY COMPANY S.A.
                             AND SUBSIDIARY COMPANY
                        UNITED STATES GAAP RECONCILIATION
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

                                                                              As of
                                                                         December 31, 1997
                                                                         -----------------

         RECONCILIATION OF SHAREHOLDERS' EQUITY:

         Total shareholders' equity under Argentine GAAP                   $ 101,251,829

         APPROXIMATE U.S. GAAP ADJUSTMENTS:

         Deferral of expenses                                                 (6,712,173)

         Depreciation of fixed assets                                             66,828

         Income taxes                                                         (1,762,114)

         Minority interest                                                     4,014,689
                                                                           -------------
         Approximate total shareholders' equity under U.S. GAAP            $  96,859,059
                                                                           =============

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
                                                                        315-day period ended
                                                                          December 31, 1997
                                                                          -----------------
         RECONCILIATION OF NET LOSS:

         Net loss under Argentine GAAP                                      $   (434,271)

         APPROXIMATE U.S. GAAP ADJUSTMENTS:

         Deferral of expenses                                                 (6,712,173)

         Depreciation of fixed assets                                             66,828

         Income taxes                                                         (1,762,114)

         Minority interest                                                     4,014,689
                                                                            ------------
         Approximate net loss under U.S. GAAP                               $ (4,827,041)
                                                                            ============


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